Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,015,590
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,352,160
Dividend Income	303,041
Interest Income	142,854
ETF Transaction Fees	1,050
Total Income (Loss)	$5,814,695

Expenses
General Partner Management Fees	$77,477
Professional Fees	34,765
Brokerage Commissions	8,548
Directors' Fees and insurance	3,792
Total Expenses	$124,582
Net Income (Loss)	$5,690,113

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/24	$132,382,020
Withdrawals ((800,000) Shares)	(23,543,962)
Net Income (Loss)	5,690,113

Net Asset Value End of Month	$114,528,171
Net Asset Value Per Share (3,800,000 Shares)	$30.14

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596